                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             RESOURCE AMERICA, INC.

         RESOURCE AMERICA, INC., a corporation organized on February 9, 1966 under the name of S.M.T.R. Corp. in accordance with the General Corporation Law of the State of Delaware and pursuant to Section 245 thereof hereby restates its Certificate of Incorporation in its entirety, without amendment, as follows:

         FIRST. The name of this corporation is Resource America, Inc. (the "Corporation").

         SECOND. The Corporation's registered office is located at 49 Bancroft Mills, Unit P15, Wilmington, New Castle County, Delaware 19806. The name of the Corporation's registered agent at said address is Andrew M. Lubin.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000), of which forty-nine million (49,000,000) shall be shares of common stock (the "Common Stock"), with a par value of one cent ($.01) per share, and one million (1,000,000) shall be shares of preferred stock (the "Preferred Stock"), with a par value of one dollar ($1.00) per share.

         A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

         1. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with the authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to the determination or fixing of the following:

                  (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                  (ii) The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, whether the Corporation shall be required to pay such dividends on specified dates, if funds are legally available for the payment thereof, or, whether the payment of such dividends shall be entirely at the discretion of the Board of Directors, whether such dividends shall be payable in cash or by the issuance of Common or Preferred Stock of the Corporation, and whether dividends shall be cumulative or non-cumulative;

                  (iii) Whether or not the shares of such series shall be subject to redemption by the Corporation and the conditions thereof, and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                  (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                  (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                  (vi) Whether or not the shares of the series have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights, and the number of votes per share;

                  (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon distribution of assets of the Corporation;

                  (viii) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Certificate of Incorporation.

         2. The holders of shares of the Preferred Stock of such series shall be entitled to receive dividends, in accordance with the terms applicable to their stock, out of funds legally available for the payment thereof, at the rate fixed for such series and before any dividends, other than dividends payable without distinction between Preferred Stock and Common Stock, shall be declared and paid or set apart for payment on the Common Stock. In the event that holders of shares of Preferred Stock of any series shall have a preference over any other class or series of stock with respect to dividends and in the event of default in the payment of such dividends, holders of such series of Preferred Stock shall be entitled to elect one or more directors to the Board of Directors of the Corporation to represent the interests of such series until said event of default shall have been cured, and appropriate provision therefor shall be made by the Board of Directors in connection with the issuance of any series of Preferred Stock entitled to such dividend.

         3. Whenever, at any time, dividends of the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of the Preferred Stock shall not be entitled to share therein.

         4. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of Common Stock. Whenever the holders of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the Corporation remaining.

         5. At all meetings of the stockholders of the Corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them, and the holders of all shares of Preferred Stock, or any series thereof, shall be entitled to such number of votes as shall be fixed by resolution of the Board of Directors authorizing the issuance thereof; provided, however, that the Board of Directors shall not be authorized to provide for the issuance of any shares of capital stock of the Corporation except shares which shall entitle the holders thereof to receive notice of and to vote at meetings of the stockholders of the Corporation.

         6. The Preferred Stock purchased, redeemed or converted pursuant to any of the provisions of the resolution of the Board of Directors creating each series, shall, at the discretion of the Board of Directors, be held in the Treasury of the Corporation subject to reissuance, or shall, from time to time, in the discretion of the Board of Directors, upon the filing and recording of such certificate as may be in accordance with the laws of the State of Delaware, be returned to the status of authorized and unissued shares of Preferred Stock, in which event such shares shall no longer be part of the series created in connection with the original issuance thereof.

         7. No holder of the Common Stock or the Preferred Stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for, or purchase any part of, any new or additional issue of stock of the Corporation of any class or of any issue of securities convertible into stock, or of any warrants or rights to purchase stock, whether now or hereafter authorized and whether issued for money or for a consideration other than money.

         Subject to the provision of this Article FOURTH, upon such terms, in such manner and under such conditions, in conformity with law, as may be fixed by the Board of Directors, the Board of Directors shall have the power to issue bonds, debentures, or other obligations, either convertible or non-convertible into the Corporation's stock, and warrants and rights to purchase the Corporation's stock.

         8. All holders of capital stock of the Corporation shall be entitled to receive, not less often than annually, periodic reports relating to the financial condition and operations of the Corporation, which shall include profit and loss statements and balance sheets prepared in accordance with sound business and accounting practice.

         FIFTH. It is hereby declared to be a proper purpose reasonably calculated to benefit the stockholders for the Board of Directors to base the response of the Corporation to any 'Acquisition Proposal' (as hereinafter defined) on the Board of Directors' evaluation of what is in the best interests of the Corporation, and for the Board of Directors, in evaluating what is in the best interests of the Corporation, to consider:

         1. the best interests of the stockholders, and for this purpose the Board shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity; and

         2. such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon stockholders, employees, suppliers and customers of the Corporation and the industry and business community as a whole.

The term "Acquisition Proposal" as used in this Article FIFTH shall mean any proposal of any person (a) for a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.

         SIXTH. Subject to all applicable provisions of this Restated Certificate of Incorporation and to all applicable provisions of the laws of Delaware relating, inter alia, to stockholder approval, the Board of Directors shall be authorized to effect the merger or consolidation of the Corporation with another corporation or person or to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be, in whole or in part, shares of stock in, and/or of the securities of, any corporation or corporations, as the Board of

Directors shall deem expedient and in the best interests of the Corporation; provided, however, that regardless of any other provision of this Restated Certificate of Incorporation, such power of the Board of Directors shall be exercisable only when and as duly authorized by the affirmative vote of not less than 66 2/3% of the aggregate voting power represented by all of the then issued and outstanding shares of the Corporation with respect to all Acquisition Proposals which have not previously been approved by at least the vote of two-thirds of the members of the Board. Should any Acquisition Proposal have been approved by the vote of two-thirds of the members of the then duly constituted Board of Directors of the Corporation prior to the submission of such Acquisition Proposal for approval by the stockholders of the Corporation, the general provisions of applicable Delaware law respecting stockholder approval of such proposed action shall be applicable.

         The term "Acquisition Proposal" as used in this Article SIXTH shall mean any proposal of any person (a) for a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the property and assets of the Corporation, in any situation wherein the laws of Delaware require such transaction to be submitted to a vote of the stockholders of the Corporation or their approval thereof as a condition of consummation. This Article SIXTH shall not be altered, amended or repealed except by the affirmative vote of not less than 66 2/3% of the aggregate voting power represented by all of the then issued and outstanding shares of capital stock of the Corporation, given at a stockholders' meeting duly called for that purpose upon a proposal adopted by the Board of Directors.

         SEVENTH. The following additional provisions are in furtherance, and not in limitation, of any power, privilege or purpose conferred or permitted by law, this Restated Certificate or the Bylaws:

         1. Except as otherwise expressly required by law or by other provisions of this Restated Certificate of Incorporation or by the Bylaws, the Board of Directors shall have and may exercise, transact, manage, promote and carry on all the powers, authorities, businesses, objects and purposes of the Corporation.

         2. The election of Directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

         3. The Bylaws of the Corporation may be made, altered, amended or repealed by the Board of Directors.

         4. The Board of Directors may fix from time to time the compensation of its members.

         5. The Corporation shall have power to indemnify such persons, in such manner and under such circumstances to the full extent permitted by the law of the State of Delaware.

         EIGHTH. The Corporation reserves the right to amend and repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law.

         NINTH. The capital of the Corporation will not be reduced under or by reason of this restatement.

         TENTH. No director of the Corporation shall be personally liable to the Corporation or to the holders of Common or Preferred Stock of the Corporation for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the directors' duty of loyalty to the Corporation or the holders of Common or Preferred Stock of the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, (iv) for any transaction from which the director derived an improper benefit, or (v) for any act or omission occurring prior to the date upon which this Article TENTH became effective.

         IN WITNESS WHEREOF, Resource America, Inc. has caused this Restated Certificate of Incorporation to be executed by its duly authorized officers, and caused its corporate seal to be affixed hereto this ________ day of January, 2000.

                                              RESOURCE AMERICA, INC.


                                              By:___________________________